Exhibit 99.1

                           [SKY HARVEST WINDPOWER LOGO]


        SKY HARVEST APPOINTS PATRICIA J. SHORR TO ITS BOARD OF DIRECTORS

April 28, 2011                                                Symbol: SKYH:OTCBB

VANCOUVER, BRITISH COLUMBIA--Sky Harvest Windpower Corp. OTCBB:SKYH (the"Company") is pleased to announce that it has appointed Patricia J. Shorr as a director of the Company. In addition to acting as a director, she will play a key role in evaluating potential renewable energy acquisitions for the Company.

Ms. Shorr brings over 25 years of experience in the wind energy business to Sky Harvest. Since 1999, Ms. Shorr has acted as a principal of Spectrum Capital Corporation, a company that consults to wind and solar energy developers and is involved in the commercial mortgage brokerage sector. In this role, she has been involved in all aspects of permitting wind energy farms and solar projects including coordinating all legal documentation for land leases and permitting, securing state sponsored financing and economic incentives, liaising and negotiating with transmission conglomerates and regional utilities, participating in turbine acquisition and balance of plant procurement, and securing transmission and utility participation. During the course of her career, Ms. Shorr has been involved in renewable energy projects, both completed and in development, with an estimated aggregate cost of approximately $950 million.

Ms. Shorr's previous employment positions include acting as an Assistant Vice-President of First City Bank in Columbus, Ohio; as a Financial Analyst for W.R. Grace & Co. in New York; and as Staff Auditor for Touche Ross & Co. in Washington, DC. She holds a Bachelor's of Business Administration degree specializing in marketing and a Master of Accounting degree both from The George Washington University.

Sky Harvest has agreed to grant incentive stock options to Ms. Shorr whereby she can acquire up to 350,000 shares of our common stock at a price of $0.25 for a period of five years. This grant is pursuant to the Company's previously announced 2011 Stock Option Plan.

Sky Harvest invites shareholders and other interested parties to visit its new website located at www.skyharvestwind.com or contact Sky Harvest at 604-267-3041 locally or toll-free 1.877.700.7021

SKY HARVEST WINDPOWER CORP.


William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity. For more information, please contact Sky Harvest at 604-267-3041.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that our properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity; that the Company will be reviewing potential renewable energy acquisitions in the future, and that Ms. Shorr will be evaluating potential acquisitions on the Company's behalf. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations, that we may not get joint venture partners or permits to erect any facilities, we may be unable to acquire the proper facilities, actual data may prove different from our current projected data, we may not encounter suitable acquisition opportunities, and that Ms. Shorr may be prevented from evaluating potential corporate acquisitions due to her other business obligations. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at
www.sec.gov   and  with  the   British   Columbia   Securities   Commission   at
www.sedar.com.